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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of Crescent Real Estate Equities Company of our report dated February 19, 2002 relating to the consolidated financial statements of AmeriCold Corporation and Subsidiaries, appearing in this Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 13, 2003